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                                                                   EXHIBIT 10.38

[REUTERS LOGO]

                                                                    CONFIDENTIAL

CONTRACT NO. __________________
CLIENT NO. ____________________

                    REUTERS GLOBAL ROUTING SERVICES AGREEMENT

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REUTERS:                    Reuters  Global  Routing   Services  CLIENT:                Instinet Europe Limited
                            Limited (REUTERS)
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PRINCIPAL OFFICE:           85 Fleet Street, London EC4P 4AJ     PRINCIPAL OFFICE:      Commodity Quay
                                                                 East Smithfield
                                                                 London E1W 1AZ
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INCORPORATION:              England and Wales                    INCORPORATION:         England and Wales
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This Reuters Global Routing Services Agreement consists of the attached Master
Terms and Conditions, any Order Form(s) and/or any schedules. Together, these documents are referred to as the AGREEMENT. By signing below, each party agrees that it has read the Agreement and will be bound by it with effect from [enter date the Agreement takes effect]. This date is referred to as the EFFECTIVE
DATE.


REUTERS GLOBAL ROUTING SERVICES LIMITED    INSTINET EUROPE LIMITED

SIGNED BY: /s/ P. Saunders                 SIGNED BY: /s/ Peter Hermans
           ----------------------------               -------------------------
PRINT NAME:                                PRINT NAME:
           ----------------------------               -------------------------
TITLE:                                     TITLE:
      ---------------------------------          ------------------------------
DATE OF SIGNATURE: December 22, 2003       DATE OF SIGNATURE: November 26, 2003


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                                                                    CONFIDENTIAL

                           MASTER TERMS AND CONDITIONS

Reuters and the Client agree as follows:

1.       DEFINITIONS

AGREED LEVEL means the percentage change in the most recently published OECD All
Items Rate of Change Index compared with that index published 12 months earlier;

AUTHORISED LOCATION means the location(s) set out in any Order Form where the Software is installed or the Client Interface is located;

CHARGES means the Service Fees and any related charges specified in Clause 10.1;

CLIENT INTERFACE means a direct connection between the Client's network and the System which enables the Client to receive and use the Services;

COMMENCEMENT DATE means the date on which Reuters makes any Service available to the Client under the Agreement and such Service is capable of being used by the Client or, if later, the billing commencement date specified in the Order Form;

CONFIDENTIAL INFORMATION means information in any form (including, but not limited to, models, Software and computer outputs) which is not excluded under Clause 18.3, whether written or oral, of a business, financial or technical nature and which is marked or otherwise indicated as being or is, or ought reasonably to be, known to be confidential and which is disclosed by one party
(the DISCLOSING PARTY) or any member of its Group to the other party (the
RECEIVING PARTY) or any member of its Group through the parties' dealings with each other;

EQUIPMENT means hardware supplied by Reuters;

GROUP means, with respect to Reuters, the Reuters Group and its advisers, agents and representatives, and with respect to the Client, the Client's holding companies and subsidiaries, subsidiaries of such holding companies from time to time and their respective advisers, agents and representatives;

MAINTENANCE means a sub-set of Support which includes the use of reasonable efforts by Reuters or its nominee to maintain the Equipment, the Software and the System in good operating condition and/or to restore the Service by repairing, correcting or replacing the Equipment, the Software or the System;

ORDER FORM means Reuters standard form (whether in writing or electronic) listing the Services subscribed for by the Client and accepted by Reuters;

REUTERS GROUP means Reuters Group plc and any company from time to time in which it owns, directly or indirectly, more than 50% of the issued share capital and over which it exercises effective control;

PRICE DISCOVERY MESSAGES means indications of interest, advertised trades or other data contributed by the Client in accordance with the provisions of Clause
11;

RICS means the set of codes (also known as Reuters Instrument Codes) developed and maintained by the Reuters Group for defining a unique identifier for financial instruments. RICs are protected by copyrights, database rights and trade marks owned by the Reuters Group;

SERVICE FEES means the fees charged by Reuters for the supply of the Services, as set out in any Order Form and/or any related schedules;

SERVICES means the order routing, indication of interest and related services supplied by Reuters under the Agreement as set out in any Order Form. Services may be added to and form part of the Agreement by the signing of additional
Order Forms;

SOFTWARE means software or any part of it and related documentation supplied by Reuters, whether it is an ancillary part of a Service and enables such Service to be used, or whether the rental of such software itself constitutes the Service. Software also includes upgrades and enhancements;

SPECIFICATIONS means the technical specifications for the protocols to interface to the System, as revised by Reuters from time to time;

SUPPORT means Maintenance and other support provided by Reuters or its nominee as specified in Clause 8;

SYSTEM means Reuters equipment and networks used for the provision of the Services;

THIRD PARTY means Reuters third party suppliers, including (but not limited to) any third party whose information is contained in the Services or any supplier of Third Party Services; and

THIRD PARTY SERVICES means any service(s) provided by a Third Party which can be accessed by means of the System or the Services, including (but not limited to) the ability to route orders over any other order routing network or the ability to route orders using different messaging protocols.

2.       COMMENCEMENT, DURATION AND SCOPE

2.1 The Agreement will take effect from the Effective Date and will continue for as long as the Client receives the Services.

2.2      Reuters will supply the Services to the Client at the Authorised
Location and the Client will pay the Charges and use the Services only in accordance with the Agreement.

2.3 Either the Client or Reuters may cancel any Service or access to any Service by giving not less than 6 months' prior written notice to the other party. Any notice given under this Clause cannot take effect earlier than the first anniversary of the Commencement Date for that Service.

3.       SERVICES IN GENERAL

3.1      Reuters retains control over the form and content of the Services.
Although Reuters may alter them from time to time, Reuters will not change their fundamental nature.

3.2 The Client acknowledges that Reuters will not (i) make arrangements for private customers, (ii) hold or receive money for or on behalf of the Client or
(iii) approve investment advertisements. Reuters is regulated by the Financial
Services Authority.

3.3 Reuters will not supply, and the Client will not use, the Services in breach of any applicable laws, regulations or market conventions.

3.4 The Client will be responsible for obtaining and maintaining all consents and licenses and making all filings necessary to receive or use the Services unless Reuters notifies the Client otherwise.

3.5 The Client will be responsible for entering into an agreement with each order routing counterparty with whom it wishes to communicate through the System. Reuters may require written confirmation of any such agreement as a condition of providing the Services.

3.6 The Client will supply documentation demonstrating its compliance with Clauses 3.3, 3.4 and 3.5 above on Reuters reasonable request where Reuters is required to report this information by law, court order, or at the request of any government or regulatory authority.

3.7 The Client will be responsible for providing all necessary consumable items and a satisfactory operating environment for the use and operation of the Services, as designated by Reuters.

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3.8      The Client will not acquire any intellectual property or similar rights in the Services or Software and the Client agrees to comply with notices bringing such rights to its attention and all laws relating to such rights. The
Client will not remove or conceal any copyright, trade mark or other proprietary rights notices which are incorporated in the Services or the Software.

3.9 As soon as reasonably possible after the Effective Date, Reuters will supply the Client with a copy of any available user manual for each Service. The
Client will comply with the user manual and with Reuters reasonable instructions in relation to the use of the Services.

3.10 Details of Reuters standard support hours, out of hours support fees and current consultancy rates may be obtained from the Reuters help desk on request.

4.       SOFTWARE

This Clause applies if Reuters provides the Client with any Software. It sets out the conditions under which Reuters supplies the Software.

4.1 The Reuters Group owns the Software and all rights in the Software or has obtained from a Third Party the right to supply them to the Client. The
Client acknowledges that the only rights it has to the Software under the Agreement are non-exclusive rights under license.

4.2 Reuters grants the Client a non-exclusive, non-transferable license, for so long as the Client receives the Service to which the Software relates, to install and use the Software at the Authorised Location in the ordinary course of its own business.

4.3 The Client will only install the number of instances of the Software required to support the permitted number of users as set out in the Order Form.

4.4 The Client will have the right to make 2 backup copies of the Software at each Authorised Location, provided that the Client reproduces and includes all copyright, trade mark and other proprietary rights notices on each copy of the Software made by the Client.

4.5      The Client will not:

(a) make available or distribute the Software to any third party by assignment, by sub-license or otherwise except as permitted under the Agreement;

(b) use or allow use of the Software for rental or in the operation of a service bureau, hosting or ASP model (however, for the avoidance of doubt, this does not prohibit the Client from using the Software to route orders on behalf of third parties in the ordinary course of the Client's business);

(c) reverse engineer, disassemble or decompile the Software except to the extent permitted by laws implementing Article 6 of Council Directive 91/250/EEC;
or

(d) modify the Software or make any connection or interface to the Software, except as permitted under the Agreement.

4.6 On termination of the Service to which the Software relates, the Client will either return the Software (and any copies) to Reuters or deal with them as Reuters may reasonably request.

4.7 Certain Software may be subject to relevant export laws and regulations of the United States and other countries. The Client warrants that it is not subject to any restriction on delivery of the Software and agrees to comply with such regulations.

4.8      Reuters and the Client agree that:

(a) Third Party Software is proprietary to its owner and is being sub-licensed to the Client by Reuters;

(b)      the provisions in this Clause 4 are also for the benefit of such Third
Party owners of Software;

(c)      the Client will observe any special conditions for use of Third Party
Software that Reuters or the Third party may bring to the Client's attention in writing; and

(d) the Client will, if required, enter into a separate agreement with the Third Party owner of any Software.

5.       EQUIPMENT

This Clause applies if Reuters provides the Client with any Equipment.

5.1 The Client will be liable for all loss or damage to the Equipment except to the extent that such loss or damage is caused by an act or omission of the Reuters Group. The Client agrees to maintain insurance during the term of the Agreement for the full replacement value of the Equipment.

5.2 In the event that the Client wishes to relocate any of the Equipment used in connection with the System within the Authorised Location, the Client will provide Reuters with notice as follows:

(a) if the relocation does not require Reuters to arrange for changes to the Client's communications links - reasonable advance notice; and

(b) if the relocation involves relocating the Client facilities or otherwise requires Reuters to arrange for changes to the Client's communications links - 30 days' notice or such longer notice as may be required for Reuters to arrange for the necessary changes.

Reuters will provide reasonable assistance in effecting any relocation and will charge the Client for such assistance at Reuters then current consultancy rates.

6.       ACCESS TO SERVICES VIA A CLIENT INTERFACE

This Clause applies if the Client receives and uses the Services via a Client
Interface. The Client will be responsible for the development, testing and implementation of the Client Interface in accordance with the provisions of this Clause 6.

6.1 Reuters grants the Client a non-exclusive, non-transferable, limited right to use the Specifications for the sole purpose of developing a Client
Interface. The Client will ensure that the Client Interface complies with the Specifications.

6.2 The Client will be responsible for all costs and expenses incurred in connection with the development of the Client Interface (including, but not limited to, communication costs and associated hardware).

6.3      Reuters will use reasonable efforts to provide:

(a)      technical support via telephone; and

(b)      access to an appropriate test environment for the Client Interface,

in each case during normal working hours as notified by Reuters from time to time. Access to the test environment and technical support outside normal working hours may be available on request, subject to payment of an additional charge.

6.4 Access to the test environment will be in accordance with the access procedures set out in Reuters standard operating procedures documentation for interface testing, as amended from time to time. A copy of these procedures is available on request. Reuters reserves the right to upgrade or enhance the test environment from time to time.

6.5 Successful completion and testing of the Client Interface will be determined by Reuters, in its absolute discretion, on the basis of compliance with the Specifications. Reuters will notify the Client in writing as soon as reasonably possible (i) if testing is not successfully completed, and/or (ii) after successful completion of testing.

6.6      The Client acknowledges that:

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(a)      certain features of the Services described in the Specifications are not mandatory and may not be implemented by other users of the System; and

(b) Reuters is not liable for any error in or loss of use of the Services which results from any failure by the Client or its trade counterparties to implement such features.

7.       ACCESS TO SERVICES VIA OTHER REUTERS GROUP SERVICES

7.1 Where indicated on the Order Form, the Client may access and use the Services through and in conjunction with another service supplied by the Reuters
Group.

7.2 These terms apply only to the order routing, indication of interest and related services supplied under the Agreement. The Client's rights in respect of any other service through which it accesses the Services are subject to the terms of the agreement between the Client and the relevant member of the Reuters
Group for the provision of such service (RELATED AGREEMENT).

7.3 The Agreement will terminate automatically on the expiry or termination of the Related Agreement for any reason.

8.       SUPPORT

8.1      Reuters will provide the following Support in respect of the Services:

(a)      reasonable assistance in configuring the Services at the Authorised
Location;

(b) a reasonable level of training in the use of the Services to the Client's staff at agreed locations;

(c)      where available, on-line technical assistance for the Services; and

(d)      Maintenance,

in each case during Reuters standard support hours. Support may be available outside Reuters standard support hours on payment of a further charge.

8.2 Unless the parties agree otherwise in writing, Support will be provided only by Reuters or its nominee. To enable Reuters to provide Support under Clause 8.1, the Client will arrange for Reuters to have access to the Authorised
Location at all reasonable times and provide all necessary co-operation and facilities. Reuters reserves the right to charge the Client for reasonable travel and subsistence expenses incurred in carrying out its obligations under Clause 8.1 (a) and (b) at locations where local resources are unavailable.

8.3      The Service Fees do not include Maintenance:

(a) required as a result of accident, negligence or misuse not attributable to the Reuters Group;

(b) resulting from failure of the operating environment or causes other than ordinary use of the Services, Software or Equipment in accordance with the user documentation and operating manuals;

(c) resulting from an attempt by any person other than Reuters or its nominee to repair, service, relocate or modify Software or Equipment;

(d) of non-current versions of the Software or Equipment where current versions have been made available to the Client, or Maintenance of current versions containing unauthorised modifications;

(e) of, and Maintenance which is necessitated by the operation of, software or hardware not supplied by the Reuters Group;

(f) arising from overload of the Client's system or hardware not caused by the Reuters Group;

(g) involving any visit to the Authorised Location requested by the Client where there is no demonstrable fault in or failure of the Services, Software or Equipment; or

(h)      of any Third Party Services.

8.4 Reuters is under no obligation to provide Maintenance in relation to the matters referred to in Clause 8.3 although if requested by the Client, Reuters may do so (at its discretion) at its then current consultancy rates.

9.       UPGRADES AND ENHANCED SERVICES

9.1      Reuters may modify the Software or the System to provide enhanced
Services. Reuters will use reasonable efforts to:

(a) make such modifications with the minimum of inconvenience to the Client; and

(b) cause such modifications to result in a substantially similar or improved Service, subject to the constraints of the Client's operating environment.

9.2 The Client agrees that it may be necessary from time to time for the Client to upgrade its hardware, applications and/or network operating software
(including the Client Interface) at its own expense to maintain compatibility with the Equipment, the Software or the System.

9.3 Reuters will use reasonable endeavours to provide advance notice to Clients receiving and using the Services via a Client Interface of any material changes to the Specifications. The Client agrees to implement any necessary changes to the Client Interface which result from changes to the Specifications
(including, but not limited to, changes which result from bug fixes and maintenance releases, System upgrades or modifications that are required by law or regulatory authority) as soon as reasonably possible after the date of Reuters notice. In such circumstances, Reuters will provide access to the test environment free of charge, however the Client is responsible for the costs of development and testing.

9.4 The Client agrees that Reuters is not required to provide Maintenance in respect of previous versions of the System following the expiry of 90 days after the date of Reuters notice referred to in Clause 9.3 above. In addition, Reuters is entitled to obsolete previous versions or features of the System on giving the Client not less than 12 months notice.

9.5      Subject to Clause 9.6, the Client may modify or enhance the Client
Interface subject to continued compliance with the Specifications. The Client may, at its option and subject to payment of Reuters current applicable charges, have access to the test environment in order to re-test the Client Interface following any such modification or enhancement.

9.6 The Client acknowledges that all modifications or enhancements to the Client Interface are subject to successful completion of testing before use in a live trading environment is permitted.

10.      CHARGES

10.1     The Client will pay the Service Fees and the following related charges
(where applicable) for :

(a)      installation, relocation and removal;

(b)      certain items of Support not included in the Service Fees;

(c)      communications facilities;

(d)      Software;

(e)      testing a Client Interface; and

(f)      Third Party Services.

Further, the Client will pay all applicable taxes and duties (including withholding tax) payable in respect of the Services, so that after payment of such taxes and duties the amount received by Reuters is not less than the Charges.

10.2 Reuters will use reasonable endeavours to notify the Client of any change to such related charges:

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(a)      in the event of a change imposed by a Third Party, as soon as reasonably possible after Reuters receives notice from the relevant Third Party,
and

(b) in all other cases, no less than 30 days before the revised charges are due to take effect.

10.3     The Service Fees for each Service are payable from the Commencement
Date for that Service. Reuters will invoice the Client for the Charges and Client will pay the Charges in full, without right of set off or deduction, within the time specified on the invoice.

10.4 Unless otherwise specified on the Order Form, Charges are payable quarterly in advance. Any adjustments required at the end of each quarter will be made by means of appropriate invoices or credits issued to the Client.

10.5     Reuters may adjust or change the basis of calculation of the Service
Fees for each Service on not less than 3 months' prior written notice. The
Client may cancel any Service whose aggregate Service Fees taken over the 12 months preceding the date of Reuters notice are to be increased by a percentage above the Agreed Level.

10.6 The Client may exercise its rights of cancellation under Clause 10.5 by giving Reuters written notice within 30 days of the date of Reuters notice referred to in Clause 10.5. The relevant Service will be cancelled from the date on which the Service Fees would have increased.

10.7 As a condition of receipt of the Services Reuters may require a security deposit or irrevocable bank guarantee from the Client. Reuters may use the security deposit or invoke the bank guarantee to recover any overdue Charges and/or any liquidated damages payable under Clause 17.7.

11.      PRICE DISCOVERY MESSAGES

This Clause applies if the Client is a contributor to the Reuters Indications of Interest Service.

11.1     Reuters will provide the Client with the ability to input Price
Discovery Messages in the form and quantity agreed with Reuters in advance.
Reuters may:

(a) restrict the content of and/or remove Price Discovery Messages in keeping with Clauses 11.2 and 11.3; and

(b)      place reasonable limits on the hours during which the Client can input
Price Discovery Messages (e.g. automated contribution facilities may only be used during normal business hours).

11.2     The Client must ensure that:

(a)      Price Discovery Messages are of a high quality and regularly updated;

(b) indications of interest contributed by the Client are closely representative of the rates at which the Client actually trades and is willing to trade at the time of the contribution and advertised trades are an accurate representation of trades actually executed by the Client; and

(c) Price Discovery Messages will not contain defamatory or obscene material, advertising statements on behalf of third parties, or content which is contrary to any laws or regulations relating to misleading or deceptive conduct, financial services, securities, or investments or to the rules of any exchange, banking regulations or market conventions.

11.3 It is the Client's responsibility to obtain any approvals and/or exemptions necessary before inputting Price Discovery Messages and the Client may not rely on any approvals or exemptions that Reuters may have obtained in various countries.

11.4 Reuters shall have the right to modify, aggregate, co-mingle and derive other data from the Price Discovery Messages and the Client agrees that, except as provided in Clause 11.5, Reuters may include Price Discovery Messages (and any data derived from them) in any service provided by the Reuters Group at its discretion. The Client acknowledges that Price Discovery Messages may be viewed in accordance with the user interfaces available from time to time as part of the relevant Service.

11.5 Price Discovery Messages which are targeted at particular market segments (including, but not limited to, indications of interest) will only be made available to valid recipients subscribing to the Reuters Indications of Interest Service in accordance with the user manual for that Service.
Additionally, the Client may limit the release of such targeted Price Discovery
Messages to (i) identified recipients only, or (ii) all subscribers to the relevant Service other than those identified, in each case as specified by the Client at the time the Price Discovery Message is input.

12.      REUTERS INSTRUMENT CODES AND THIRD PARTY CODES

The Reuters Order Routing and Reuters Indications of Interest Services include the right to use RICs in conjunction with the use of such Services. Whenever
Reuters supplies the Client with such a Service, the following rules apply:

12.1 Reuters grants the Client a non-exclusive, non-transferable licence to use RICs for the term of the Agreement solely for the purposes of:

(a) identifying instruments for the purpose of entering orders into, or receiving orders through, the System; and

(b)      inputting Price Discovery Messages into the Services.

12.2 The Client will not use, distribute or re-distribute RICs save as expressly permitted under this Clause 12. Without limitation, the Client will not use RICs either (i) in conjunction with Services that do not automatically include such right or (ii) in conjunction with the Client's own systems or third party systems or services. Additional rights to use RICs beyond the rights granted under the Agreement, may be available on payment of an additional charge and subject to Reuters standard terms and conditions for RIC licensing.

12.3 In addition to RICs, the information transmitted to the Client as part of the Services may contain certain codes that are proprietary to Third Parties.
The Client will observe any special conditions for use of such Third Party codes that Reuters or the Third Party may bring to the Client's attention in writing.
If required, the Client will enter into a direct agreement with the owner of any Third Party codes in relation to their use.

12.4 The Client's rights to use RICs and any Third Party codes under the Agreement will terminate automatically on expiry or termination of the relevant
Service or the Agreement, upon which the Client will cease all use of RICs and Third Party codes and delete or destroy any records of RICs and Third Party codes in its possession (in whatever form stored or held), except to the extent required by applicable law or regulation. This Clause 12.4 does not affect the Client's right to use RICs under any other agreement between the Client and a member of the Reuters Group.

13.      SECURITY FEATURES AND PRIVACY

13.1 Where the Services involve the use of any passwords, PIN, key, smartcard, physical token or similar or related data or any feature (SECURITY
FEATURE):

(a) the Client agrees to keep confidential and not assign, share, sell, barter, transfer, exchange with others or recklessly compromise, tamper with or misuse these Security Features; and

(b) if the Client learns or suspects that any Security Feature has been revealed to or obtained by any unauthorised person the Client must promptly notify Reuters.

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13.2     The Client must at all times take appropriate security measures including (but not limited to) those affecting the Client's computer environment. The Client agrees to cooperate with Reuters reasonable security investigations. Reuters may change Security Features on notice to the Client for security reasons.

13.3 The Client must notify Reuters whenever it learns or suspects that the security of the Services has been or might be affected.

13.4 The Reuters Group collects information about the way the Client uses the Services, including (but not limited to) data relating to activity on the System or Reuters other networks including times of sessions, generic types and volumes of data accessed, details of sender and recipients of messages, message subject headers, details of software downloaded from the Services and clickstreams (USAGE DATA). The Client agrees that Reuters may use software tools such as cookies to do this.

13.5 By using the Services, the Client consents to Reuters retaining and processing Usage Data for the purposes of support, capacity planning, to detect and prevent breaches of Reuters network security, the law or the terms of the Agreement, and for other activities related to the administration, management and improvement of the Services.

13.6 In addition, Reuters may use this Usage Data to customise, obtain feedback on and/or market Reuters services, in accordance with Reuters data protection/privacy policy set out in the privacy footer at www.reuters.com and/or in a data protection or privacy notice provided to individuals as part of any Service. Except where the law requires Reuters to retain it for longer, Usage Data may be retained for a reasonable period after it was generated.

13.7 The Client acknowledges that the Reuters Group processes information about (i) users of the Services and (ii) individuals the Reuters Group deals with in its day-to-day business, for the purposes set out above and in the privacy notices and footers referred to in Clause 13.6. The Client agrees, as a condition of using the Services, to assist Reuters in the giving of notice to and procuring consent from such persons. If the Client becomes aware that data about or provided by the Client or the Client's users is inaccurate, the Client will promptly notify Reuters. The Client will ensure it has the right to give
Reuters any personal data it supplies. If the Client asks Reuters to take any actions with regard to personal data or material, the Client will ensure such acts are lawful and the Client will indemnify Reuters for any cost, claim or expense arising as a result of Reuters following the Client's instructions.

14.      INDEMNITIES

14.1     Reuters agrees, subject to Clauses 14.2, 14.3, 14.4, 14.6, 15.3 and
15.5, to indemnify the Client against any direct loss or cost which the Client incurs arising out of any claim that Software owned by the Reuters Group infringes:

(a) any valid patent that, as of the Effective Date, is duly issued by the United States, Canada, any European Union country, Switzerland, Japan,
Singapore, Australia or New Zealand (each a PRIMARY COUNTRY) or that, as of the Effective Date, is duly issued in any other country that is a member of the Patent Cooperation Treaty (each an OTHER COUNTRY) provided that the Other
Country patent is a counterpart (i.e. foreign filed equivalent) of a Primary
Country patent; or

(b)      any valid copyright or trade mark of a third party.

14.2 Reuters liability under Clause 14.1 for any loss or cost resulting from restriction of the Client's use of Software is limited to (at Reuters discretion):

(a)      procuring the right for the Client to continue to use the Software;

(b)      modifying the Software so that it becomes non-infringing;

(c) replacing the Software with similar software, provided that such replacement software does not alter the fundamental nature of the relevant
Service; or

(d) removing the Software and refunding to the Client the relevant part of any Service Fees already paid relating to the period after removal.

14.3 The indemnity under Clause 14.1 does not extend to any claim of infringement arising out of or related to:

(a) use of a version of the Software other than the most current version made available to the Client, if infringement would have been avoided by the use of the current version of the Software;

(b) modification of the Software by anyone other than Reuters or its nominee;

(c) the combination, operation or use of the Software with any third party software, hardware or other materials, where such combination, operation or use is the cause of infringement; or

(d)      information, technology or materials provided by the Client.

14.4 Reuters makes no representations or warranties with regard to Software belonging to a Third Party. If the Client has any claim with respect to Third
Party Software, Reuters will indemnify the Client under Clause 14.1 to the extent Reuters is indemnified by the Third Party. Reuters may transfer its exclusive rights to control the defence or settlement of such claim to the Third
Party, in which case Clause 14.6 will apply to that Third Party.

14.5     The Client agrees, subject to Clause 14.6, to indemnify Reuters for:

(a) any loss or damage caused to the Software for the then current replacement cost of new identical Software unless caused by a member of the Reuters Group; and

(b) any loss, damage or cost which Reuters incurs as a result of any claim brought against Reuters by a third party relating to (i) any use of or access to the Services by the Client, or (ii) any information contributed by the Client to the Services (including, but not limited to, data contained in orders routed over the System and Price Discovery Messages).

14.6 Any obligation under the Agreement to indemnify against third party claims arises only if:

(a) the indemnifying party and, if applicable, the relevant Third Party, is given immediate and complete control of the indemnified claim; and

(b) the indemnified party co-operates at the expense of the indemnifying party or the relevant Third Party and does not prejudice in any manner the conduct of such claim.

15.      LIABILITY

15.1 Reuters warrants that it will provide the Services with reasonable care and skill. The Client acknowledges that the Services may be affected by various factors including, but not limited to:

(a)      unpredictable volume and the speed of transactions;

(b) reliance on Third Parties for certain Software and communications networks;

(c) the fact that other users of the System may configure the Services differently; and

(d)      the fact that Software may contain errors.

15.2 Reuters accepts liability for the following categories of damage caused by its negligence or failure to exercise reasonable care and skill in providing the Services:

(a)      death or personal injury; and

                                                                               5

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(b)      direct loss (subject to the limits on liability in Clauses 15.3, 15.4 and 15.5).

15.3     Except as expressly stated in the Agreement:

(a) Reuters does not guarantee the execution of orders routed by means of the Services and neither Reuters nor any member of the Reuters Group, nor any Third Party, will be liable for any loss or damage arising from errors, delays, non-delivery or interruptions in the Services, for loss of or damage to data, computer files or programs, or for any actions taken in reliance on the Services; and

(b) all terms, conditions, warranties, representations or undertakings, express or implied by law in relation to the Services, the System and the Software are excluded. Without limitation, the Client acknowledges that it has seen a demonstration of and/or is aware of the general form, content and functionality of the Services and has satisfied itself that they are suitable for the Client's purposes.

15.4 The aggregate liability of each party to the other or any third party for loss, damage or costs under the Agreement for each calendar year will not exceed 1 year's Service Fees or, where the Service Fees are based on transaction charges, the average annualised Service Fees based on the Service Fees of the last quarter. This limitation of liability does not apply to:

(a)      Reuters liability under Clauses 14.1 and 15.2(a);

(b)      the Client's liability under Clauses 3.3, 4, 10.1 or 14.5; or

(c) either party's liability for fraud, fraudulent misrepresentation or deceit.

15.5 Notwithstanding any other provision herein under no circumstances will Reuters or the Client be liable for any indirect, punitive, incidental, special or consequential damages arising from the Agreement, including, but not limited to, loss of profit, goodwill, business opportunity or anticipated saving.
Neither Reuters or the Client will be liable for any loss or failure to perform an obligation under the Agreement (except payment obligations) due to circumstances beyond its reasonable control. Any failure to perform due to circumstances beyond a party's control will be remedied as soon as reasonably practical. If such circumstances continue for more than 1 month, either party may cancel any affected Service immediately on notice.

15.6 Nothing in the Agreement affects the Client's rights which cannot validly be excluded or modified by applicable law.

16.      THIRD PARTY SERVICES

16.1 The Client acknowledges that orders routed by means of the Services may, in some cases, be routed over Third Party systems and networks that are outside the control of the Reuters Group.

16.2 No member of the Reuters Group, nor any Third Party will be liable for any loss or damage suffered as a result of:

(a) orders entered by or sent to the Client becoming corrupted, lost or wrongly communicated in transmission; or

(b) any delay in the transmission and/or receipt of orders, instructions, enquiries, messages or other information transmitted by means of the Services, which arises in connection with the failure or provision of any Third Party
Services.

16.3 If the Client subscribes to or makes use of any Third Party Services, the Client will observe any special conditions for use of such Third Party
Services that Reuters or the Third Party may bring to the Client's attention in writing. If required, the Client will enter into a separate agreement with the Third Party.

16.4 The Client acknowledges that a Third Party may, at its discretion, suspend or block the Client's access to any Third Party Services for any period of time whatsoever. Reuters will notify the Client as soon as reasonably practicable after receiving notice from any Third Party of any suspension of, or restriction of the Client's access to, such Third Party Services. However, the Client acknowledges that Third Party Services may be suspended or restricted without notice.

16.5 The Client acknowledges that, due to capacity and transaction volume constraints in the System and in Third Party systems or networks, Reuters or any Third Party may impose limits or restrictions from time to time on the number of orders, instructions, enquiries, messages and other information being routed over the System or such Third Party networks or systems (as appropriate).
Reuters will use reasonable endeavours to give the Client advance notice of such limits or restrictions.

17.      TERMINATION

17.1 Either party may terminate the Agreement immediately in whole or in part by written notice if the other party materially breaches any of its obligations under the Agreement and if the breach is capable of remedy, fails to remedy such breach within:

(a)      72 hours of written request if the Client breaches Clause 4.5; and

(b)      30 days of written request for any other breach.

17.2 Either party may terminate the Agreement immediately and without notice if:

(a)      the other enters into a composition with its creditors;

(b)      an order is made for the winding up of the other;

(c)      an effective resolution is passed for the winding up of the other
(other than for the purposes of amalgamation or reconstruction on terms approved by the first party, such approval not to be unreasonably withheld); or

(d) the other has a receiver, manager, administrative receiver or administrator appointed in respect of it.

17.3 In addition to the above, if the Client materially breaches the Agreement, Reuters may immediately suspend the Services in whole or in part without penalty until the breach is remedied.

17.4 Reuters may cancel a Service in whole or in part (including the ability to access any Third Party Service) by written notice if the provision of all or part of that Service:

(a)      depends on an agreement between a Reuters Group member and a Third
Party, and that agreement is modified or terminated for any reason or breached by the Third Party and as a result Reuters is unable to continue to provide all or part of the Service upon reasonably acceptable terms; or

(b) becomes illegal or contrary to any rule, regulation, guideline or request of any exchange or regulatory authority.

17.5 Reuters may, on 6 months' written notice, cease providing a Service if Reuters withdraws it from the country where any Authorised Location is situated.

17.6 If Clauses 10.6, 17.4, 17.5 or 19.3 apply, the Client will be entitled to a refund of the part of the Service Fees paid in advance for the cancelled part of the Service.

17.7     If the Client:

(a)      cancels any Service other than when permitted by the Agreement; or

(b) is in breach of any payment obligation under the Agreement and as a consequence Reuters terminates the Agreement,

Reuters will be entitled to recover from the Client, as liquidated damages, 75% of the Service Fees which would have been payable until the date the relevant
Service may be

                                                                               6

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cancelled under Clause 2.3. Reuters and the Client agree that this constitutes a realistic pre-estimate of Reuters loss and is not intended to be a penalty.

17.8 Termination of the Agreement will not affect either party's accrued rights and obligations. The following will continue to apply after termination:

(a)      all disclaimers, indemnities and restrictions relating to the Services;

(b) Reuters right of access to any Authorised Location under Clause 20.8 to confirm deletion of any Software; and

(c)      the confidentiality undertaking in Clause 18.

18.      CONFIDENTIALITY

18.1     Each party agrees:

(a) to hold the Confidential Information in confidence and, not without the Disclosing Party's prior written consent, to disclose any part of it to any person other than those directly concerned with the parties' dealings with each other and whose knowledge of such Confidential Information is essential for such dealings. The Receiving Party will ensure that those persons comply with the obligations imposed on the Receiving Party under this Clause 18. The Receiving
Party will be liable for those persons' default;

(b) not, without the Disclosing Party's prior written consent, to use the Confidential Information for any purpose other than for its dealings with the Disclosing Party;

(c) to delete the Confidential Information from any device and/or return it to the Disclosing Party upon demand and termination of the Agreement, except for one copy of such Confidential Information as is required to be retained by law, regulation, professional standards or reasonable business practice by a member of the Receiving Party's Group; and

(d) to use reasonable endeavours to provide the Disclosing Party with prompt notice if any member of the Receiving Party's Group becomes legally compelled to disclose any of the Confidential Information, so that the Disclosing Party may seek a protective order or other appropriate remedy. If such order or remedy is not available in time, the obligation of confidentiality will be waived to the extent necessary to comply with the law.

18.2 The obligation of confidentiality in Clause 18.1 is made by each party on its own behalf and as agent for each member of their respective Groups.

18.3 The obligation of confidentiality in Clause 18.1 will not apply to information which:

(a) is, at the time of the disclosure, or subsequently through no act or omission of the Receiving Party's Group becomes, generally available to the public;

(b) becomes rightfully known to the Receiving Party's Group through a third party with no obligation of confidentiality;

(c) the Receiving Party is able to prove was lawfully in the possession of the Receiving Party's Group prior to such disclosure; or

(d)      is independently developed by the Receiving Party's Group.

18.4     This undertaking will be binding for as long as the Confidential
Information retains commercial value.

18.5 No public announcement, press release, communication or circular (other than to the extent required by law or regulation) concerning the Agreement will be made or sent by either party without the prior written consent of the other
(such consent not to be unreasonably withheld or delayed). Notwithstanding the foregoing, the Client agrees that Reuters may include the Client's name in a directory to be maintained by Reuters and distributed from time to time to subscribers and potential subscribers to the Services.

19.      ENTIRE AGREEMENT

19.1 The Agreement contains the parties' entire understanding regarding the Services and supersedes all proposals and other representations, statements, negotiations and undertakings in each case, verbal or written, relating to the Services. It applies to any Services already supplied by Reuters to the Client.

19.2 In entering into the Agreement, the Client has not relied on, and has no remedy in respect of, any statement, warranty or representation made by Reuters other than those set out in the Agreement (except in the case of fraud).

19.3 In order to take account of new policies, Reuters may amend or supplement the Agreement at any time by giving the Client 3 months' notice in writing. Reuters does not intend any such amendment to result in an increase in the Client's costs of receiving the Services in excess of the Agreed Level or a material reduction of the Client's rights under the Agreement, or to constitute a fundamental change in any Service. However, if the Client can show that any amendment to the Agreement has such effect, the Client may cancel any affected
Service by giving Reuters written notice within 60 days of the date of Reuters notice referred to above. The Service will be cancelled from the date on which the amendment comes into effect.

19.4 In the case of new Services requiring specific provisions, Reuters will notify the Client of any supplemental provisions to the Agreement, which will take effect immediately to the extent that they apply only to the new Service.

19.5 As an exception to Clause 20.1, Reuters may send the Client the notices referred to in Clauses 19.3 and 19.4 above electronically.

19.6 Except as set out in Clauses 19.3 and 19.4, the Agreement may only be varied by a written amendment signed by Reuters and the Client.

20.      GENERAL

20.1 Any notices under the Agreement must be given in writing and sent by registered mail, courier, fax or email or delivered in person to the addresses/numbers set out in the Order Form or to such other address or number as may be designated by a party by giving notice written notice to the other party in accordance with this Clause 20.1.

20.2 Each party will only send notices relating to breach or termination by registered mail, courier or fax or delivered in person.

20.3 Notices will be deemed to be received 3 business days after being sent or on proof of delivery, if earlier. Notices sent by email via any of Reuters online administrative services are subject to certain administrative procedures which Reuters will notify to the Client.

20.4 Neither party may assign any of its rights or obligations under the Agreement or any part of it without the prior written consent of the other party
(such consent not to be unreasonably withheld or delayed). However, the Client agrees that Reuters may assign any of its rights or obligations to another member of the Reuters Group without consent.

20.5 The Client agrees that Reuters may sub-contract the performance of any of its obligations under the Agreement. Reuters will remain responsible for performance of the Agreement by its sub-contractors and nominees.

20.6 If any part of the Agreement that is not fundamental is found to be illegal or unenforceable, this will not affect the validity and enforceability of the remainder of the Agreement.

20.7 If either party delays or fails to exercise any right or remedy under the Agreement, that party will not have waived that right or remedy.

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20.8     Reuters, Third Parties and their respective agents shall have the right, during normal business hours, to audit the Client to verify the Client's compliance with the Agreement provided Reuters gives 5 business days' advance notice of its intention to audit. The Client will pay the costs of such audit if it reveals that the Client has not been in compliance with the Agreement. The
Client will, if requested, certify to Reuters that it is in compliance with the
Agreement. During verification, Reuters and its agents will comply with the
Client's reasonable requirements relating to security and confidentiality.

20.9 The Client agrees that members of the Reuters Group have the right under the Contracts (Rights of Third Parties) Act 1999 (the ACT) to enforce and/or rely on the terms of the Agreement. The Act will not affect any right or remedy available to any member of the Reuters Group apart from that Act.
Notwithstanding the foregoing provisions of this Clause, the Agreement may be terminated or varied in accordance with its terms without the consent of any other member of the Reuters Group. Except as expressly provided in the Agreement, a person who is not a party to the Agreement has no rights under the Act to enforce any of its terms.

20.10 The Agreement is governed by English law. Both parties submit to the non-exclusive jurisdiction of the English courts.

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RGRS CLIENT ORDER

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